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                                                                      EX99.11(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Fund, Shareholder and Other Services" in the Statement of Additional Information and to the use of our reports on the Equity Income Fund, Large Cap Growth Fund, Small Cap Growth Fund, International Equity Fund, Intermediate Government Fund, Intermediate Investment Grade Fund, Intermediate New York Tax Exempt Fund, Intermediate Tax Exempt Fund, High Yield Fund, Large Cap Value Fund, S&P 500 Index Fund, U.S. Bond Market Index Fund, Multi-Cap Equity Fund, Enhanced Income Fund, Large Cap Growth CRT Fund, Small Cap Growth CRT Fund, International Equity CRT Fund, Money Fund, New York Tax-Exempt Money Fund and Treasury Money Fund dated February 22, 2005, in this Registration Statement (Form N-1A No.33-47703) of BNY Hamilton Funds, Inc.

ERNST & YOUNG LLP

New York, New York
April 27, 2005